UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On April 19, 2013, Isle of Capri Casinos, Inc. (the “Company”) entered into the Fourth Amendment to Credit Agreement and Amendments to Loan Documents (the “Fourth Amendment”), among the Company, certain subsidiaries of the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the other financial institutions listed therein. The Fourth Amendment amends (i) the Credit Agreement dated as of July 26, 2007 (as amended, modified or supplemented from time to time, including by the Fourth Amendment, the “Credit Agreement”), (ii) the Security Agreement dated as of July 26, 2007 (as amended, modified or supplemented from time to time, including by the Fourth Amendment, the “Security Agreement”) among the Company, certain of its subsidiaries, and Wells Fargo Bank, National Association, as Administrative Agent, for and representative of the financial institutions party to the Credit Agreement and any Hedge Providers (as defined in the Security Agreement), and (iii) the Subsidiary Guaranty dated as of July 26, 2007 among certain subsidiaries of the Company and Wells Fargo Bank, National Association, as Administrative Agent, for and representative of the financial institutions party to the Credit Agreement and any Hedge Providers.

The amount of the credit facility available under the Credit Agreement is $300 million, which is secured by certain assets of the Company and certain of its subsidiaries as set forth in the Security Agreement.  Such credit facility consists of a $300 million revolving credit facility, which matures on April 19, 2018.

Interest on the revolving loans is determined with reference to (i) the Base Rate (as defined in the Credit Agreement) or (ii) Adjusted LIBOR (as defined in the Credit Agreement), in each case, plus a margin. The margin for revolving loans is based on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) and is initially 1.75% per annum for loans where interest is determined with reference to the Base Rate and 2.75% per annum for loans where interest is determined with reference to Adjusted LIBOR.

Supplemental Indentures

On April 19, 2013, the Company entered into a supplemental indenture (the “7.750% Senior Notes Supplemental Indenture”) with the guarantors named therein and U.S. Bank National Association, as trustee, supplementing the Indenture dated as of March 7, 2011 to add IOC-PA, L.L.C. as a subsidiary guarantor of the Company’s 7.750% Senior Notes due 2019.

On April 19, 2013, the Company entered into a supplemental indenture (the “8.750% Senior Subordinated Notes Supplemental Indenture”) with the guarantors named therein and U.S. Bank National Association, as trustee, supplementing the Indenture dated as of August 7, 2012 to add IOC-PA, L.L.C. as a subsidiary guarantor of the Company’s 8.750% Senior Subordinated Notes due 2020.

On April 19, 2013, the Company entered into a supplemental indenture (the “5.875% Senior Notes Supplemental Indenture”) with the guarantors named therein and U.S. Bank National Association, as trustee, supplementing the Indenture dated as of March 5, 2013 to add IOC-PA, L.L.C. as a subsidiary guarantor of the Company’s 5.875% Senior Notes due 2021.

The descriptions and provisions of the Fourth Amendment, 7.750% Senior Notes Supplemental Indenture, 8.750% Senior Subordinated Notes Supplemental Indenture and 5.875% Senior Notes Supplemental Indenture set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Fourth Amendment, 7.750% Senior Notes Supplemental Indenture, 8.750% Senior Subordinated Notes Supplemental Indenture and 5.875% Senior Notes Supplemental Indenture, copies of which are attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.3	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

10.1

Fourth Amendment Documents to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, among the Company, the financial institutions listed therein as Lenders and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as administrative agent to the Lenders, Issuing Bank and Swing Line Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: April 24, 2013	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.2	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

4.3	Supplemental Indenture, dated as of April 19, 2013, among the Company, the guarantors named therein and U.S. Bank National Association, as trustee

10.1

Fourth Amendment Documents to Credit Agreement and Amendments to Loan Documents, dated as of April 19, 2013, among the Company, the financial institutions listed therein as Lenders and Wells Fargo Bank, National Association (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), as administrative agent to the Lenders, Issuing Bank and Swing Line Lender